Exhibit 10.1

AMENDMENT NO. 3
TO THE ABL CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of August 24, 2015, among 99 CENTS ONLY STORES (the “Borrower”), NUMBER HOLDINGS, INC. (“Holdings”), each other Loan Party party hereto, each Lender party hereto, ROYAL BANK OF CANADA (“Royal Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”), to the Credit Agreement (as defined below), and the Persons party hereto providing any portion of the Revolving Commitment Increase effected hereby (collectively, the “Incremental Lenders”).  Unless otherwise indicated, capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

WHEREAS, Holdings, the Borrower, the Lenders party thereto, Royal Bank, as Administrative Agent and as Collateral Agent and the other agents party thereto, entered into that certain $175,000,000 Credit Agreement dated as of January 13, 2012 (as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of April 4, 2012, Amendment No. 2 to the ABL Credit Agreement, dated as of October 8, 2013, and as may be further amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; and the Lenders party to the Credit Agreement immediately prior to the effectiveness of this Amendment being the “Existing Lenders”).

WHEREAS, the Borrower, by this Amendment, hereby (a) notifies the Administrative Agent pursuant to Section 2.15 of the Credit Agreement, the receipt of which is hereby acknowledged, of its request for a Revolving Commitment Increase in an aggregate principal amount of $10,000,000 (such additional Revolving Credit Commitments, the “Incremental Commitments”) on the Incremental Facility Effective Date (as defined below), in the respective amounts set forth on Schedule 1 hereto, thereby increasing the amount of the Facility under the Credit Agreement to $185,000,000 and (b) requests certain other modifications to the Credit Agreement, in each case as more particularly set forth herein.

WHEREAS, (a) each Incremental Lender is prepared to make a portion of such Incremental Commitment as set forth in Schedule I hereto and, from time to time, on any Business Day during the period from the Incremental Facility Effective Date until the Revolving Credit Termination Date, make Loans to the Borrower in an aggregate amount not to exceed the amount of such Incremental Lender’s Incremental Commitment, in each case subject to the other terms and conditions set forth in the Credit Agreement as amended by this Amendment and (b) Holdings, the Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.                            Revolving Commitment Increase.

(a)                                 The Borrower confirms that the Incremental Commitments shall be “Revolving Credit Commitments” under the Credit Agreement (and the Loans thereunder, Revolving Loans) in all respects and shall be on terms identical to those applicable to the Facility.

(b)                                 Each Incremental Lender party hereto hereby acknowledges and agrees that its applicable Revolving Credit Commitment is increased by the amount set forth opposite such Incremental Lender’s name on Schedule I to this Amendment and agrees to severally make to the Borrower Loans under its Revolving Credit Commitments from time to time after the Incremental Facility Effective Date in an aggregate amount not in excess of such Incremental Lender’s Revolving Credit Commitments (after giving effect to this Amendment).  From and after the Incremental Facility Effective Date, the Incremental Commitment of each Incremental Lender party hereto shall be a Commitment for all purposes under the Credit Agreement and the other Loan Documents. Each Lender under the Credit Agreement immediately prior to the Amendment No. 3 Effective Date will automatically and without further act be deemed to have assigned to each Incremental Lender, and each Incremental Lender shall assume, a portion of such Lender’s participations in outstanding Letters of Credit and Swing Loans pursuant to Section 2.15 of the Credit Agreement and any outstanding Loans on or prior to the effectiveness of this Amendment shall be prepaid from the proceeds of the Incremental Loans pursuant to Section 2.15 of the Credit Agreement.

SECTION 2.                            Amendments to the Credit Agreement.  The Credit Agreement is, effective as of the Incremental Facility Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, hereby amended as follows:

(a)                                 Schedule I of the Credit Agreement is amended by adding thereto the Incremental Commitments of the Incremental Lenders party hereto as set forth on Schedule I hereto.

(b)                                 Section 1.1 to the Credit Agreement is hereby amended and modified by amending and restating the following definitions, or adding (as applicable) the following definitions, in the appropriate alphabetical order:

“Accommodation Period” means the period commencing on the Amendment No. 3 Effective Date and ending on April 30, 2016.

“Amendment No. 3” means Amendment No. 3 to the Credit Agreement, dated as of August 24, 2015, among Holdings, the Borrower, each other Loan Party party thereto, each Lender party thereto, and the Administrative Agent.

“Amendment No. 3 Effective Date” means August 24, 2015, being the date of effectiveness of Amendment No. 3.

“Cash Dominion Period” means (a) each period beginning on the date that Excess Availability shall have been less than the greater of (x) 12.5% of (1) at any time during the Accommodation Period, the Borrowing Base and (2) at any time following the expiration of the Accommodation Period, the Maximum Credit and (y) $15,000,000, in either case, for five (5) consecutive Business Days, and ending on the date Excess Availability shall have been equal to or greater than the greater of (x) 12.5% of (1) at any time during the Accommodation Period, the Borrowing Base and (2) at any time following the expiration of the Accommodation Period, the Maximum Credit and (y) $15,000,000, in either case, for thirty (30) consecutive calendar days or (b) upon the occurrence of an Event of Default, the period that such Event of Default shall be continuing; provided that a Cash Dominion Period may not be deemed to have ended under this definition on more than three (3) occasions in any period of 365 consecutive days, with each such 365 consecutive day period commencing on the first day of each Cash Dominion Period.

“Covenant Trigger Event” means that Excess Availability shall have been less than the greater of (i) $15,000,000 and (ii) 10.0% of (a) at any time during the Accommodation Period, the Borrowing Base and (b) at any time following the expiration of the Accommodation Period, the Maximum Credit.  For purposes hereof, the occurrence of a Covenant Trigger Event shall be deemed to be continuing until Excess Availability is equal to or greater than the greater of (i) $15,000,000 and (ii) 10.0% of (a) at any time during the Accommodation Period, the Borrowing Base and (b) at any time following the expiration of the Accommodation Period, the Maximum Credit, in either case, for thirty (30) consecutive days, in which case a Covenant Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Excess Availability” means, at any time, (a) the Maximum Credit at such time minus (b) the aggregate Revolving Credit Outstandings at such time; provided however, solely for the purposes of determining a Cash Dominion Period or Covenant Trigger Event during the Accommodation Period, Excess Availability shall mean, at any time, (a) the Borrowing Base at such time minus (b) the aggregate Revolving Credit Outstandings at such time.

“Inventory Advance Rate” means (a) at any time during the Accommodation Period, 92.5% and (b) at any time following the expiration of the Accommodation Period, 90%.

(c)                                  Section 2.15 of the Credit Agreement is hereby amended and modified by (i) replacing each reference to “$12,500,000” appearing therein with “$10,000,000” and (ii) inserting the following proviso immediately after clause (a)(v)  appearing therein:

“; provided that the foregoing clauses (iv) and (v) shall not apply to any Revolving Commitment Increase pursuant to Amendment No. 3.”

(d)                                 Section 7.4(d)(i) of the Credit Agreement is hereby amended and modified by inserting the following provision immediately after the text “Days” appearing therein:

“or there is a material increase in the amount of Inventory that does not constitute Eligible Inventory (as determined by the Administrative Agent) based on the most recent Field Examination”

SECTION 3.                            Conditions to Effectiveness.  This Amendment shall become effective as of the first date (the “Incremental Facility Effective Date”) when each of the following conditions below have been satisfied (or waived) in accordance with the terms herein; and the obligations of the Incremental Lenders party hereto to make the Incremental Loans, are subject to each of the applicable conditions set forth below having been satisfied (or waived) in accordance with the terms therein:

(a)                                 The Administrative Agent shall have received counterparts of this Amendment executed by Holdings, the Borrower, the other Loan Parties, the Administrative Agent and (x) Existing Lenders comprising the Supermajority Lenders and (y)  Incremental Lenders providing 100% of the Incremental Commitment.

(b)                                 the Administrative Agent shall have received a customary written opinion of Proskauer Rose, LLP, counsel to the Loan Parties, dated as of the Incremental Facility Effective Date, addressed to the Administrative Agent and the Lenders.

(c)                                  The Administrative Agent shall have received, all documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been reasonably requested by any Incremental Lender at least 10 days prior to the Incremental Facility Effective Date.

(d)                                 The Administrative Agent shall have received (i) a certificate of a Responsible Officer of the Borrower, dated as of the Incremental Facility Effective Date, which shall (A) certify the resolutions of the board of directors, members or other body authorizing the execution, delivery and performance by each Loan Party of this Amendment, (B) identify by name and title and bear the signatures of the officers of each Loan Party authorized to sign this Amendment (or certify that the signatures of such officers previously delivered to the Administrative Agent remain true and correct) and (C) contain appropriate attachments, including the organization documents of each Loan Party certified, if applicable, by the relevant authority of the jurisdiction of organization of the such Loan Party (or certify that the organization documents of such Loan Party previously delivered to the Administrative Agent remain true and correct) and (ii) a good standing certificate as of a recent date for the Borrower and each Guarantor from its jurisdiction of organization.

(e)                                        On and as of the Incremental Facility Effective Date, both immediately before and immediately after giving effect to the effectiveness of this Amendment and the Incremental Commitments, (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects; provided that, to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; and provided, further that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (B) no Event of Default or Default shall exist, or would result from, the execution or delivery of this Amendment.

(f)                                         The Borrower shall have paid (i) all reasonable, documented and invoiced fees payable to Royal Bank and (ii) all reasonable fees, expenses and disbursements of Paul Hastings LLP, as counsel for the Administrative Agent, incurred in connection with the preparation, negotiation and execution of this Amendment to the extent invoiced at least three (3) Business Days prior to the date hereof.

(g)                                        The Borrower shall have paid, for the ratable account of each Existing Lender under the Credit Agreement that delivers an executed counterpart of this Amendment to the Administrative Agent prior to 5:00 p.m. on August 20, 2015, a consent fee equal to 0.25% of such Existing Lenders’ Revolving Credit Commitments immediately prior to the Incremental Facility Effective Date.

(h)                                       The Borrower shall have paid, for the ratable account of each Incremental Lender, upfront fees pursuant to that certain Amendment Fee Letter, dated as of the date hereof, by and between Administrative Agent and Borrower.

(i)                                           The Borrower shall have paid, for the ratable account of each Lender under the Credit Agreement immediately prior to the Amendment No. 3 Effective Date, all accrued and unpaid interest and fees in respect of the Revolving Credit Commitments owing to each such Lender (and it is hereby acknowledged by the parties to this Amendment that this Amendment constitutes notice of such payment in accordance with the terms of the Credit Agreement).

(j)                                          The Collateral Agent shall have received a life of loan flood hazard determination with respect to all Mortgaged Properties on which there exists a “Building” as defined by the Federal Emergency Management Agency in connection with the National Flood Insurance Program together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Parties and if such real property is located in a special flood hazard area, evidence of flood insurance in such amounts as are acceptable to the Collateral Agent, together with such certificates as may be reasonably requested by the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.                            Consent and Affirmation of the Loan Parties.  Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended or modified by this Amendment.  For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

SECTION 5.                            Representations and Warranties.

(a)                                       Each Loan Party represents and warrants, on and as of the Incremental Facility Effective Date, that: (i) it has the corporate or other organizational power to execute and deliver this Amendment, and all corporate or other organizational action required to be taken by it for the execution, delivery and performance by it of this Amendment and the consummation of the transactions contemplated hereby has been taken; (ii) this Amendment has been duly authorized, executed and delivered by it; and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required to be obtained by it in connection with the execution and delivery of this Amendment, except for such actions, consents, approvals, registrations or filings as have been taken or the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

(b)                                       Each Loan Party hereby represents and warrants that, on and as of the Incremental Facility Effective Date, both immediately before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

(c)                                        On and as of the Incremental Facility Effective Date, both immediately before and immediately after giving effect to the effectiveness of this Amendment and the Incremental Commitments, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.

SECTION 6.                            Reference to and Effect on the Credit Agreement.

(a)                                             On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment.

(b)                                             The Credit Agreement, as specifically amended and otherwise modified by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  This Amendment shall be a “Loan Document” and an “Incremental Amendment” for purposes of the definition thereof in the Credit Agreement.

(c)                                              The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document.

SECTION 7.                            Withholding Taxes. For purposes of determining withholding Taxes imposed under FATCA, from and after the Incremental Facility Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 8.                            Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.                            Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 10.                     Headings.  Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 11.                     Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

SECTION 12.                     Notices; Successors; Waiver of Jury Trial.  All communications and notices hereunder shall be given as provided in the Credit Agreement.  The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

NUMBER HOLDINGS, INC.,
as Holdings

By:	/s/ Andrew Giancamilli
Name: Andrew Giancamilli
Title: Interim President and Chief Executive Officer

99 CENTS ONLY STORES,
as the Borrower

By:	/s/ Andrew Giancamilli
Name: Andrew Giancamilli
Title: Interim President and Chief Executive Officer

99 CENTS ONLY STORES TEXAS, INC.,
as a Guarantor

By:	/s/ Andrew Giancamilli
Name: Andrew Giancamilli
Title: Interim President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT]

ROYAL BANK OF CANADA,
as a Lender and an Incremental Lender

By:	/s/ Dan Mascioli
Name: Dan Mascioli
Title: Attorney in Fact

By:	/s/ Robert S. Kizell
Name: Robert S. Kizell
Title: Attorney in Fact

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT]

BANK OF MONTREAL, as a Lender

By:	/s/ Kara Goodwin
Name:	Kara Goodwin
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT]

CITY NATIONAL BANK, a national banking association, as a Lender

By:	/s/ Mia Bolin
Name:	Mia Bolin
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT]

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ James Tregillies
Name:	James Tregillies
Title:	Vice President

By:	/s/ John Finore
Name:	John Finore
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT]

HSBC BANK USA N.A., as a Lender

By:	/s/ Kathryn Benjamin
Name:	Kathryn Benjamin
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT]

SCHEDULE I

REVOLVING CREDIT COMMITMENTS

Lender	Existing Revolving Credit Commitment	Incremental Commitment
Royal Bank of Canada	$35.0 million	$10.0 million

Bank of Montreal	$30.0 million	$0

Deutsche Bank Trust Company Americas	$30.0 million	$0

City National Bank, a National Banking Association	$27.5 million	$0

Siemens Financial Services, Inc.	$27.5 million	$0

HSBC Bank USA, N.A.	$25.0 million	$0

Total:	$175,000,000	$10,000,000